Number           SHARES OF COMMON STOCK               CUSIP  37944Q 10 3
GSL              PAR VALUE $0.01                      SEE REVERSE FOR CERTAIN
                                                      RESTRICTIONS
                 THIS CERTIFICATE IS
                 TRANSFERABLE IN NEW YORK, NY

                               GLOBAL SIGNAL INC.
           A REAL ESTATE INVESTMENT TRUST ORGANIZED UNDER THE LAWS OF
                             THE STATE OF DELAWARE

                  THIS CERTIFIES THAT

                  IS THE OWNER OF

                  FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR
                  VALUE $0.01 OF

         GLOBAL SIGNAL INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and
         all amendments thereto, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

                  Witness the facsimile seal of the Corporation and the
         facsimile signatures of its duly authorized officers.

Dated:

/s/ Wesley R. Edens
-------------------------         [SEAL]      COUNTERSIGNED AND REGISTERED:
CHAIRMAN OF THE BOARD AND                         AMERICAN STOCK TRANSFER & TRUST COMPANY
CHIEF EXECUTIVE OFFICER                                (NEW YORK, NY)      TRANSFER AGENT AND REGISTRAR
                                              BY
                                                                    AUTHORIZED SIGNATURE
/s/ Stephen W. Crawford
-----------------------
       SECRETARY

                               GLOBAL SIGNAL INC.

        The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set. Such request may be made to the Secretary of the Corporation at its principal office or to the
Transfer Agent.

         The shares represented by this certificate are subject to certain ownership limitations and restrictions on transfer, as provided in the
Certificate of Incorporation of the Corporation, and subject to such terms, conditions and exceptions as set forth therein. A copy of the Certificate of
Incorporation of the Corporation may be obtained from the Corporation without charge. A violation of these provisions could result in the shares represented hereby being transferred to a trust for the benefit of a charitable beneficiary, or in a purported sale or other transfer of these shares being void.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF TRANS MIN ACT- __________
TEN ENT - as tenants by the entireties                                 (Cust)
JT TEN -  as joint tenants with right of
          survivorship and not as tenants        Custodian ____________________
          in common                                              (Minor)
                                                 under Uniform Gifts/
                                                 Transfers to Minors Act
                                                 ____________________________
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________________________________________
HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------------------------------------
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________________________________________ shares of the
Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________              ________________________________________
                                    NOTICE: The Signature(s) to This
                                    Assignment Must Correspond With The
                                    Name(s) As Written Upon The Face Of
                                    The Certificate In Every Particular,
                                    Without Alteration Or Enlargement Or
                                    Any Change Whatever.

         SIGNATURE(S) GUARANTEED:    _________________________________
                                     THE SIGNATURE(S) MUST BE GUARANTEED BY AN
                                     ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                     STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                     AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                     APPROVED SIGNATURE GUARANTEE MEDALLION
                                     PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR
DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO
THE ISSUANCE OF A REPLACEMENT CERTIFICATE.